SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20 – 8718331
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900 Washington, D.C.	20005
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.625% Series C Cumulative Redeemable Perpetual Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-204635

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Our Series C Preferred Stock” in the Registrant’s prospectus supplement dated May 10, 2016, as filed with the U.S. Securities and Exchange Commission on May 10, 2016 under Rule 424(b)(5), and under “Description of Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-4, filed by the Registrant on March 15, 2010 (Registration No. 333-165465))

3.2	Articles Supplementary to Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on December 10, 2015)

3.3	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-A, filed by the Registrant on October 18, 2010)

3.4.1	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on March 9, 2011)

3.4.2	Articles Supplementary establishing additional shares of DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on January 20, 2012)

3.5	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on May 17, 2016)

3.6	Second Amended and Restated Bylaws of DuPont Fabros Technology, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on December 5, 2011)

4.1	Form of stock certificate evidencing the 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-A, filed by the Registrant on October 18, 2010)

4.2	Form of stock certificate evidencing the 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-A, filed by the Registrant on March 11, 2011)

4.3*	Form of stock certificate evidencing the 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

May 17, 2016	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-4, filed by the Registrant on March 15, 2010 (Registration No. 333-165465))

3.2	Articles Supplementary to Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on December 10, 2015)

3.3	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-A, filed by the Registrant on October 18, 2010)

3.4.1	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on March 9, 2011)

3.4.2	Articles Supplementary establishing additional shares of DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on January 20, 2012)

3.5	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on May 17, 2016)

3.6	Second Amended and Restated Bylaws of DuPont Fabros Technology, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed by the Registrant on December 5, 2011)

4.1	Form of stock certificate evidencing the 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-A, filed by the Registrant on October 18, 2010)

4.2	Form of stock certificate evidencing the 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-A, filed by the Registrant on March 11, 2011)

4.3*	Form of stock certificate evidencing the 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share.

*	Filed herewith.